EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-215119, 333-231514, 333-238798 and 333-264599) on Form S-8 and registration statements (Nos. 333-215621, 333-214355, 333-219739, 333-241649, 333-254300 and 333-267338) on Form S-3 of our reports dated February 24, 2023, with respect to the consolidated financial statements of Permian Resources Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Denver, Colorado
February 24, 2023